Exhibit 3.1

BYLAWS OF

WOODWARD, INC

AMENDED AND RESTATED ON JANUARY 11, 2020

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BYLAWS

OF

WOODWARD, INC

Amended and Restated on January 11, 2020

ARTICLE I

OFFICES

Section 1.1 Registered Office

The registered office of Woodward, Inc. (the “Corporation”) is in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2 Other Offices

The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Place of Meetings

Meetings of the stockholders of the Corporation must be held at such places, either within or without the State of Delaware, as are designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that the meeting will not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (the “DGCL”). If a meeting of stockholders by remote communication is authorized by the Board of Directors, stockholders and proxy holders not physically present but attending by remote communication will be deemed present in person, subject to compliance with such guidelines and procedures as the Board of Directors may adopt.

Section 2.2 Annual Meetings

Annual meetings of stockholders for the election of directors must be held on such dates and at such times as are designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting, the stockholders may vote for election, in accordance with Section 3.1 of these Bylaws, of those directors belonging to the class or classes of directors to be elected at such meeting, and may transact such other business as may properly be brought before the meeting.

Section 2.3 Special Meetings

Except as otherwise provided by law or by the Certificate of Incorporation, special meetings of stockholders must be called by the Secretary at the request (i) of the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), (ii) in writing, of the Chairman of the Board, if there be one, or (iii) in writing, of holders of at least two-thirds of the total voting power of all outstanding shares of Common Stock of the Corporation, and may not be called absent such a request. Such request must state the purpose or purposes of the proposed meeting and, in the case of a request by holders of outstanding shares, must be delivered personally or sent by certified or registered mail, return receipt requested, to the Secretary of the Corporation. Business transacted at all special meetings of stockholders must be confined to the matters set forth in the notice. The Board of Directors must determine the date, time and place of any special meeting, which must, in the case of Section 2.3(ii) or (iii), be held not less than thirty (30) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the date, time and place of the meeting, the officer receiving the request must cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 2.4 below. Nothing contained in this Section 2.3 is to be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 2.4 Notice of Meetings

Except as otherwise provided by law, written notice of all meetings must be given stating the date, time and place of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by the DGCL, the written notice of any meeting must be given to each stockholder entitled to vote at that meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 2.5 Quorum

Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at all meetings of the stockholders. Withdrawal of any stockholders present or represented by proxy at any meeting of stockholders will not cause failure of a duly constituted quorum at that meeting. Shares of the Corporation’s own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, are neither entitled to vote nor may they be counted for quorum purposes; provided, however, that the foregoing does not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. The Chairman of the meeting or the stockholders present in person or represented by proxy, by vote of a majority of the shares represented, may adjourn the meeting despite the absence of a quorum.

Section 2.6 Adjournments

Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the Chairman of the meeting or by the vote of a majority of the shares present in person or represented by proxy at the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and the place thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting.

Section 2.7 Voting

(a) Record Name. Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date for determining the stockholders entitled to vote at a meeting will be entitled to vote at such meeting.

(b) Votes Per Share; Cumulative Voting. Unless otherwise provided by law or by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders is entitled to one (1) vote for each share of stock held by such stockholder which has voting power upon the matter in question. In the election of directors, and for any other action, voting need not be by written ballot unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting or the Chairman of the meeting so determine. In accordance with the Certificate of Incorporation, the holders of Common Stock of the Corporation are entitled to cumulative voting rights in the election of directors, which means that in each election of directors each holder of Common Stock is entitled to cast as many votes as the number of shares of Common Stock held by such holder multiplied by the number of directors to be elected and may cast all such votes for the election of one nominee or distribute such votes among two (2) or more nominees as such holder chooses.

(c) Vote Required – Election of Directors.

(i) Majority/Plurality. Except as otherwise provided by these Bylaws, a nominee for director must be elected by a majority of the votes cast in person or by proxy with respect to such nominee’s election at any meeting of the stockholders that includes the election of directors at which a quorum is present. For purposes of this Section 2.7(c), a majority of the votes cast means that the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election. Notwithstanding the foregoing, a nominee for director will be elected by a plurality of the votes cast in person or by proxy at any meeting of the stockholders that includes the election of directors at which a quorum is present if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), provided that with respect to any nominee proposed or nominated by a stockholder, the Secretary of the Corporation must have received proper notice under Section 2.11 of these Bylaws. For purposes of this Section 2.7(c), if plurality voting is applicable to the election of directors at any meeting, the nominees who receive the highest number of votes cast “for,” without regard to votes cast “against” or “withhold,” will be elected as directors up to the total number of directors to be elected at that meeting. Abstentions and broker non-votes will not count as a vote cast with respect to any election of directors.

(ii) Resignations. In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board of Directors in accordance with policies and procedures adopted by the Board of Directors for such purpose. If an incumbent director fails to receive a majority of votes cast in an election that is not a Contested Election, the Nominating and Governance Committee will, within sixty (60) days after the date of certification of the election results, recommend to the Board of Directors whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors will act on the resignation, taking into account the Nominating and Governance Committee’s recommendation, and within ninety (90) days after the date of certification of the election results, the Board of Directors will disclose its decision and rationale regarding whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a press release, filing with the Securities and Exchange Commission or by other public announcement. Notwithstanding the foregoing, in the event (a) the Nominating and Governance Committee fails to make a recommendation within sixty (60) days after the date of certification of the election results, or (b) a majority of the members of the Nominating and Governance Committee are nominees for director who did not receive a majority of the votes cast in an election that is not a Contested Election, the Board of Directors will make the determination to accept or reject the resignations without any recommendation from the Nominating and Governance Committee. The Nominating and Governance Committee and the Board of Directors may consider any factors and other information they deem appropriate and relevant in deciding whether to accept a director’s resignation.

(iii) Following Board Determination. If an incumbent director fails to receive the required vote for re-election in an election that is not a Contested Election and such director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the expiration date of such director’s term in office or until such director’s earlier death, resignation, retirement, disqualification or removal from office. If such director’s resignation is accepted by the Board of Directors, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill any resulting vacancy pursuant to Section 3.3 of these Bylaws or may decrease the size of the Board of Directors pursuant to Section 3.1 of these Bylaws.

(d) Vote Required – Other. The affirmative vote of the holders of two- thirds of the outstanding shares of Common Stock of the Corporation is required (i) for the adoption of any amendment, alteration, change or repeal of any provision of the Certificate of Incorporation, (ii) for the adoption of any agreement for the merger or consolidation of the Corporation with or into any other corporation, (iii) to authorize any sale, lease or exchange of all or substantially all of the assets of the Corporation, (iv) to authorize the dissolution of the Corporation, (v) to remove a director for cause, or (vi) for the stockholders of the Corporation to adopt, amend or repeal these Bylaws. Such affirmative vote is required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement to which the Corporation is a party. All other elections and questions must, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting.

Section 2.8 Proxies

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, which proxy must be filed with the Secretary of the Corporation at or before the meeting at which it is to be used, but no such proxy may be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors, or if there are no inspectors, such other persons making that determination must specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to Section 212(c) of the DGCL may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction must be a complete reproduction of the entire original writing or transmission. A duly executed proxy is irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy, which is not irrevocable, by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

Section 2.9 List of Stockholders Entitled to Vote

The officer who has charge of the stock ledger must prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this section requires the Corporation to include electronic mail addresses or other electronic contact information on that list. The list must be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list must also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present. If the meeting is to be held solely by means of remote communication, the list must also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list must be provided with the notice of the meeting.

Section 2.10 Stock Ledger

The stock ledger of the Corporation is the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders required by Section 2.9 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.11 Notice of Stockholder Nominations and Other Business

(a) Proper Business; Nominations. No business may be transacted at an annual meeting of stockholders, other than business that is: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof); (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (iii) otherwise properly brought before the annual meeting by any stockholder. In addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting by a stockholder: (i) such stockholder must be a stockholder of record on the date of the giving of the notice provided for in this Section 2.11 and on the record date for the determination of stockholders entitled to vote at such annual meeting; (ii) such stockholder must provide timely notice in writing to the Corporation’s Secretary pursuant to the procedures set forth in this Section 2.11; (iii) such other business must be a proper matter for stockholder action under the DGCL; (iv) if the stockholder, or the beneficial owner on whose behalf any such nomination or proposal is made, provides the Corporation with a Solicitation Notice (as defined in this Section 2.11), such stockholder or beneficial owner must in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in those materials the Solicitation Notice; and (v) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 2.11, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice.

(b) Timeliness. To be timely, a stockholder’s notice to the Secretary (other than a request for inclusion of a proposal in the Corporation’s proxy statement pursuant to Rule l4a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”)) must be delivered to, or mailed and received at, the Corporation’s principal executive offices (addressed to the attention of the Secretary) not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be delivered to, or mailed and received at, the Corporation’s principal executive offices not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs, or no less than ninety (90) days nor more than one hundred twenty (120) days prior to the annual meeting. In the event that the number of a class of directors to be elected is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.11 will also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to, or mailed and received at, the Corporation’s principal executive offices (addressed to the attention of the Secretary) not later than ten (10) days following the day on which the Corporation makes such public announcement.

(c) Information Required. The stockholder’s notice pursuant to this Section 2.11 must include all of the following: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) all of the information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act ; (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such nominated person and any affiliates or associates of such nominated person; (C) the name of each nominee holder of any shares of capital stock of the Corporation owned beneficially but not of record by such nominated person or any affiliates or associates of such nominated person, and the number of such shares of capital stock held by each such nominee holder; (D) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest, or other transaction has been entered into by or on behalf of such nominated person, or any affiliates or associates of such nominated person, with respect to the capital stock of the Corporation; (E) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of capital stock of the Corporation) has been made by or on behalf of such nominated person, or any affiliates or associates of such nominated person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such nominated person, or any affiliates or associates of such nominated person, or to increase or decrease the voting power or pecuniary or economic interest of such nominated person, or any affiliates or associates of such nominated person, with respect to the capital stock of the Corporation; (F) a description of all agreements, arrangements or understandings between such nominated person, or any affiliates or associates of such nominated person, and any other person or persons (including their names) in connection with such nominated person’s candidacy or service as a director of the Corporation; and (G) the written consent of such nominated person to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (iii) the name and record address of such stockholder and such beneficial owner; (iv) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder and such beneficial owner; (v) the name of each nominee holder of shares of capital stock of the Corporation owned beneficially but not of record by such stockholder and such beneficial owner, or any affiliates or associates of the foregoing persons, and the number of shares of capital stock of the Corporation held by each such nominee holder; (vi) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder or such beneficial owner, or any affiliates or associates of the foregoing persons, with respect to the capital stock of the Corporation; (vii) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of capital stock of the Corporation) has been made by or on behalf of such stockholder or such beneficial owner, or any affiliates or associates of the foregoing persons, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such stockholder or such beneficial owner, or any affiliates or associates of the foregoing persons, or to increase or decrease the voting power or pecuniary or economic interest of such stockholder or such beneficial owner, or any affiliates or associates of the foregoing persons, with respect to the capital stock of the Corporation; (viii) a description of all agreements, arrangements or understandings between such stockholder or such beneficial owner, or any affiliates or associates of the foregoing persons, and any other person or persons (including their names) in connection with the nomination or proposal of such business by such stockholder; (ix) any material interest of such stockholder or such beneficial owner, or any affiliates or associates of the foregoing persons, in such nomination or proposal of business, including any anticipated benefit therefrom to such stockholder or such beneficial owner, or any affiliates or associates of the foregoing persons; (x) whether such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (xi) whether such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”). A stockholder providing notice of any nomination or proposal of business in accordance with this Section 2.11 shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.11 is true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting, and such update and supplement shall be delivered to, or mailed and received at, the Corporation’s principal executive offices (addressed to the attention of the Secretary) not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting.

(d) Inclusion in Company Proxy Statement. Notwithstanding the foregoing provisions of this Section 2.11, in order to include information with respect to a stockholder proposal in the Corporation’s proxy statement and form of proxy for a stockholder’s meeting, a stockholder must provide notice as required by the regulations promulgated under the Exchange Act. Nothing in these Bylaws is deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or any successor rule.

(e) Special Meeting Nominations. At any special meeting of the stockholders, only such business may be conducted as is brought before the meeting pursuant to the Corporation’s notice of meeting. In the event that a special meeting of the stockholders is called for the purpose of electing one or more directors, nominations of a person or persons for election may be made (i) by or at the direction of the Board of Directors or (ii) by a stockholder who complies with the procedures in this Section 2.11 if such stockholder is a stockholder of record on the date of the giving of the notice provided for in this Section 2.11 and on the record date for the determination of stockholders entitled to vote at such special meeting and such stockholder provides timely notice in writing to the Corporation’s Secretary (including all of the information required by paragraph (c) of this Section 2.11) not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the special meeting was mailed or such public disclosure of the date of the special meeting was made, whichever first occurs, or no less than ninety (90) days nor more than one hundred twenty (120) days prior to the special meeting.

(f) Determination of Proper Business. Only such persons who are nominated in accordance with the procedures set forth in this Section 2.11 will be eligible to serve as directors and only such business may be conducted at a meeting of stockholders as is brought before the meeting in accordance with the procedures set forth in this Section 2.11; provided, however, that once business has been properly brought before a meeting in accordance with such procedures, nothing in this Section 2.11 will be deemed to preclude discussion by any stockholder of any such business (subject to any rules for the orderly conduct of the meeting as may be adopted by the Chairman of the meeting or the Board of Directors). The Chairman of the meeting and the Board of Directors each has the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.11 and, if any proposed nomination or business is not in compliance with this Section 2.11, to declare that such defective proposal be disregarded and not presented for stockholder action.

(g) No New Time Period. In no event will the public announcement of an adjournment or postponement of an annual or special meeting commence a new time period for the giving of a stockholder’s notice.

(h) Public Announcement. For the purposes of this Section 2.11, a “public announcement” includes disclosure in a press release issued to a national news service, in a document publicly filed by the Corporation with, or furnished on Form 8-K to, the Securities and Exchange Commission pursuant to the Exchange Act, or other method deemed to be a public announcement under the rules and regulations of the Securities and Exchange Commission.

(i) Delivery. For purposes of this Section 2.11, delivery of a proxy statement or delivery of a form of a proxy includes sending a Notice of Internet Availability of Proxy Materials in accordance with Rules 14a-16 under the Exchange Act.

Section 2.12 Inspectors of Election

Before any meeting of stockholders, the Board of Directors must appoint one or more inspectors to act at the meeting and make a written report of the meeting. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors. No nominee for the office of director may be appointed inspector. Each inspector, before entering upon the discharge of the duties of inspector, must take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The duties of these inspectors are as follows:

(i) Ascertain the number of shares outstanding and the voting power of each;

(ii) Determine the shares represented at a meeting and the validity of proxies and ballots;

(iii) Count all votes and ballots;

(iv) Determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(v) Certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

The inspector(s) may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

Section 2.13 Action without Meeting

In accordance with the Certificate of Incorporation, no action may be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action may be taken by the stockholders by written consent.

Section 2.14 Organization

(a) Chair and Secretary of Meeting. Except as otherwise determined by the Board of Directors, at every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, the President, or, if the President is absent, a Chairman of the meeting chosen by a majority of shares present in person or represented by proxy at the meeting and entitled to vote, acts as Chairman. The Secretary, or, if the Secretary is absent, an Assistant Secretary or other person directed to do so by the Chairman of the meeting, acts as secretary of the meeting.

(b) Stockholder Meeting Rules. The Board of Directors of the Corporation is entitled to make such rules or regulations for the conduct of meetings of stockholders as it deems necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the Chairman of the meeting has the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the Chairman may permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting must be announced at the meeting. Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders are not required to be held in accordance with rules of parliamentary procedure.

ARTICLE III

DIRECTORS

Section 3.1 Number and Term of Office

The Board of Directors is divided into three (3) classes, designated Class I, Class II and Class III. Each class must be as nearly equal in number as possible. The number of directors which constitutes the whole Board of Directors must not be less than six (6), the exact number of directors and the exact number of directors in each class to be determined from time to time by resolution of the Board of Directors. At each annual meeting, successors to the class of directors whose term expired at that annual meeting are elected for a three-year term. If the number of directors has changed, any increase or decrease must be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class holds office for a term that coincides with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director holds office until the annual meeting of stockholders for the year in which his or her term expires and until his or her successor is elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation, if any, have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships is governed by the terms of the Certificate of Incorporation applicable thereto, and such directors so elected will not be divided into classes pursuant to this Section 3.1 unless expressly provided by such terms.

Section 3.2 Nominations

Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors: (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who: (i) is a stockholder of record on the date of the giving of the notice provided for in Section 2.11 and on the record date for the determination of stockholders entitled to vote at such meeting; and (ii) timely complies with all of the procedures set forth in Section 2.11. No person is eligible for election as a director unless nominated as set forth in this Section 3.2. If either the Chairman of the meeting or the Board of Directors determines that a nomination was not made as set forth in this Section 3.2, the Chairman must declare to the meeting that the nomination was defective and that such defective nomination must be disregarded.

Section 3.3 Vacancies

Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy holds office for the remaining term of the class in which the vacancy occurs or is created.

Section 3.4 Removal

Any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock of the Corporation.

Section 3.5 Resignation

Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it is deemed effective at the pleasure of the Board of Directors. A resignation that is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. When one or more directors resigns from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, may fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations become effective.

Section 3.6 Duties and Powers

The business and affairs of the Corporation are managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.7 Meetings

The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman or any two directors. Notice thereof stating the place, date and hour of the meeting must be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone (including a voice messaging or other system or technology designed to record and communicate messages), electronic mail or other electronic means, facsimile or telegram on twenty-four (24) hours’ notice.

Section 3.8 Quorum

Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation and these Bylaws constitutes a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum is the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 3.9 Actions without Meeting

Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or such committee thereof. Such filing must be in paper form if the minutes are maintained in paper form and must be in electronic form if the minutes are maintained in electronic form.

Section 3.10 Meetings by Electronic Communications Equipment

Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.10 constitutes presence in person at such meeting.

Section 3.11 Conduct of Meetings

The Chairman of the Board of Directors or in his or her absence a chairman chosen by a majority at the meeting presides at meetings of the Board of Directors. The Secretary acts as secretary of the meeting, but in his or her absence, the Chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.12 Remuneration

The directors may be paid such remuneration, if any, as the Board of Directors may from time to time determine. Any remuneration so payable to a director who is also an officer or employee of the Corporation or who is counsel or solicitor to the Corporation or otherwise serves it in a professional capacity must, unless the Board of Directors otherwise determines, be in addition to such director’s salary as such officer or employee or to his or her professional fees, as the case may be. In addition, the Board of Directors may by resolution from time to time award special remuneration out of the funds of the Corporation to any director who performs any special work or service for, or undertakes any special mission on behalf of, the Corporation outside of the work or service ordinarily required of a director of the Corporation. The directors may also be paid such sums in respect of their out-of-pocket expenses incurred in attending meetings of the Board of Directors or otherwise in respect of the performance by them of their duties as the Board of Directors may from time to time determine. Confirmation by the stockholders of any such remuneration or payment is not required.

Section 3.13 Interested Directors

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, is void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her vote is counted for such purpose if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee, which authorizes the contract or transaction.

Section 3.14 Committees

(a) Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one or more of the directors of the Corporation. The Executive Committee, to the extent permitted by law, these Bylaws, the Executive Committee Charter or other resolutions of the Board of Directors will have and may exercise, when the Board of Directors is not in session, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including, without limitation, the power to declare a dividend or to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but such committee will not have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.

(b) Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors must consist of one or more of the directors of the Corporation and will have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event will any such committee have the powers denied to the Executive Committee in these Bylaws.

(c) Term. The Board of Directors may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member will terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(d) Meetings. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules of the conduct of its business. In the absence of such rules, each committee must conduct its business in the same manner as the Board of Directors conducts its business pursuant to these Bylaws.

ARTICLE IV

OFFICERS

Section 4.1 General

(a) Board Elected Officers. The officers of the Corporation elected by the Board of Directors are a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, one (1) or more Vice Presidents and such other officers as the Board of Directors may deem expedient, and those officers are to be elected in such manner and hold their offices for such terms as the Board of Directors may prescribe. The Board of Directors may elect the Chairman of the Board of Directors as an officer of the Corporation, provided that the Chairman will not be regarded as an officer of the Corporation unless the Board of Directors so determines at the time of election in accordance with these Bylaws. The same person may hold any number of offices, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board, need such officers be directors of the Corporation. The Board of Directors may from time to time, in its discretion, assign titles, powers, duties and reporting arrangements for any elected officer. The salaries and other compensation of the officers of the Corporation may be fixed by or in the manner designated by the Board of Directors.

(b) Other Officers. In addition to the officers elected by the Board of Directors in accordance with Section 4.1(a), the Corporation may have one or more appointed Vice Presidents, Assistant Secretaries or other officers, who will also be officers of the Corporation (each an “Appointed Officer”). Appointed Officers are appointed by the Chief Executive Officer. The Chief Executive Officer may from time to time, in his or her discretion, assign titles, powers, duties, scope of job responsibilities and reporting arrangements for any Appointed Officer, consistent with Section 4.2 below.

Section 4.2 Tenure and Duties of Officers

(a) Tenure. All officers hold office at the pleasure of the Board of Directors and until their successors are duly elected and qualified, unless sooner removed. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. If the office of any elected officer becomes vacant for any reason, the vacancy may be left vacant or be filled by the Board of Directors. Any Appointed Officer may be removed at any time by the Board of Directors or the Chief Executive Officer. If the office of any Appointed Officer becomes vacant for any reason, the vacancy may be left vacant or be filled by the Chief Executive Officer. Nothing in these Bylaws is to be construed as creating any kind of contractual right to employment with the Corporation.

(b) Duties. The officer(s) bearing the titles set forth below will have the powers and duties set forth below unless otherwise determined by the Board of Directors.

(i) Chairman of the Board of Directors. The Chairman of the Board of Directors presides at all meetings of the stockholders and the Board of Directors, unless the Board of Directors determines otherwise. The Chairman of the Board of Directors must perform such other duties and will have such other powers as the Board of Directors designates from time to time.

(ii) Chief Executive Officer. The Chief Executive Officer has, subject to the oversight of the Board of Directors, general supervision, direction and control of the business and the officers, employees and agents of the Corporation. In the absence of the Chairman of the Board, the Chief Executive Officer, if such officer is a director, presides at all meetings of the Board of Directors, unless the Board of Directors determines otherwise. The Chief Executive Officer must perform such other duties and will have such other powers as the Board of Directors designates from time to time.

(iii) President. Subject to the oversight of the Board of Directors and the supervision, control and authority of the Chief Executive Officer, the President has general supervision, direction and control of the business and the officers, employees and agents of the Corporation. The President must perform such other duties and will have such other powers as the Board of Directors designates from time to time.

(iv) Vice Presidents. The Vice Presidents (however designated and whether elected by the Board of Directors or appointed by the Chief Executive Officer) have the powers and must perform the duties that pertain to, or relate to, such Vice President’s designated job or business function and will have such other powers and must perform such other duties as the Board of Directors or the Chief Executive Officer designates from time to time.

(v) Secretary. The Secretary must keep, or cause to be kept, a book of minutes of all meetings of directors, committees of directors and stockholders. The Secretary must give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and must perform such other duties and will have such other powers as the Board of Directors designates from time to time. If the Secretary is unable, or refuses, to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there is no Assistant Secretary, then either the Board of Directors or the Chairman of the Board may choose another officer to cause such notice to be given. The Secretary has custody of the seal of the Corporation, and the Secretary or any Assistant Secretary, if there is one, has the authority to affix the same to any instrument requiring it and, when so affixed, such seal may be attested by the signature of the Secretary or by the signature of any Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing of his or her signature. The Secretary must see that all books, reports, statements, certificates or other documents and records required by law to be kept or filed are properly kept or filed, as the case may be. It is the duty of the Assistant Secretaries to assist the Secretary in the performance of the Secretary’s powers and duties and generally to have such other powers and perform such other duties as may be delegated to them by the Board of Directors or the Chief Executive Officer.

(vi) Chief Financial Officer and Treasurer. Each of the Chief Financial Officer and the Treasurer controls, audits and arranges the financial affairs of the Corporation, consistent with the responsibilities delegated to each of them by the Corporation’s Chief Executive Officer or President. The Chief Financial Officer or Treasurer, as the case may be, receives and deposits all monies belonging to the Corporation and pays out the same only in such manner as the Board of Directors may from time to time determine, and will have such other powers and must perform such other duties as the Board of Directors may require.

(c) Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Any such resignation will take effect on the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation is not necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

ARTICLE V

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 5.1 Execution of Corporate Instruments

(a) Determination by Board. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature will be binding upon the Corporation.

(b) Absence of Board Determination. Unless otherwise specifically determined by the Board of Directors or otherwise required by law or these Bylaws, formal contracts of the Corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Corporation and other corporate instruments or documents must be executed, signed or endorsed by the Chief Executive Officer, the President, the Chief Financial Officer, Treasurer or the Secretary, or by any Vice President (only with regard to such corporate instruments that pertain to or relate to such Vice President’s job or business function).

(c) Checks and Drafts. All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation must be signed by such person or persons as are authorized by the Board of Directors.

(d) No Authority. Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee has any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 5.2 Voting Securities Owned by the Corporation

Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President or the Chief Financial Officer and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

ARTICLE VI

SHARES OF STOCK

Section 6.1 Form and Execution of Certificates

The shares of the Corporation will be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock may be uncertificated. Certificates for the shares of stock of the Corporation, if any, are to be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the Corporation represented by certificate is entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, the President or any Vice President, and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. Any certificate may also contain such legend or other statement as may be required by law or by any agreement between the Corporation and the issuee thereof.

Section 6.2 Lost Certificates

A new certificate or uncertificated shares may be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. The Corporation may require, as a condition precedent to the issuance of a new certificate or uncertificated shares, the owner of such lost, stolen or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the Corporation in such manner as it requires or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 6.3 Transfer Agents and Registrars

The Board of Directors may from time to time appoint one or more transfer agents and registrars in one or more cities; may require all certificates evidencing shares of stock of the Corporation to bear the signature of a transfer agent and registrar; and may provide that such certificates may be transferable in more than one city.

Section 6.4 Transfers

Transfers of record of shares of stock of the Corporation may be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares. The Corporation has the power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL

Section 6.5 Fixing Record Dates

(a) For Notice and Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date must not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date must, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders must be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders applies to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) For Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date must not precede the date upon which the resolution fixing the record date is adopted, and which record date must be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose must be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.6 Registered Stockholders

The Corporation is entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and is not bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it has express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

NOTICES

Section 7.1 Written Notice

Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice is deemed to be given at the time when the same is deposited in the United States mail.

Section 7.2 Notice by Electronic Transmission to Stockholders

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws is effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent is revocable by the stockholder by written notice to the Corporation. Any such consent is deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation will not invalidate any meeting or other action. Notice given pursuant to this section is deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (a) such posting and (b) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or the agent of the Corporation that the notice has been given by a form of electronic transmission is, in the absence of fraud, prima facie evidence of the facts stated therein. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 7.3 Notice to Stockholders Sharing an Address

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation is effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom notice is given. Any consent is revocable by the stockholder by written notice to the Corporation. A stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice will be deemed to have consented to receiving the single notice.

Section 7.4 Waiver

Whenever any notice is required by the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, is deemed equivalent to notice. Attendance of a person at a meeting constitutes a waiver of notice of that meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Dividends

Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 8.2 Fiscal Year

The fiscal year of the Corporation must be fixed by resolution of the Board of Directors.

Section 8.3 Corporate Seal

The corporate seal, if any, must have inscribed thereon the name of the Corporation and is to be in such form as may be approved from time to time by the Board of Directors.

Section 8.4 Forum for Adjudication of Certain Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer, employee or agent of the Corporation to the Corporation or to the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty; (iii) any action asserting a claim against the Corporation or any current or former director, officer, employee or agent of the Corporation arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time); (iv) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine; or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL; shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).

ARTICLE IX

INDEMNIFICATION

Section 9.1 Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation

Subject to Section 9.3, the Corporation must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against costs, charges (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 9.2 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation

Subject to Section 9.3, the Corporation must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against costs, charges, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her (including attorneys’ fees) in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for gross negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs which the Delaware Court of Chancery or such other court deems proper.

Section 9.3 Authorization of Indemnification

Any indemnification under this Article IX (unless ordered by a court) may be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such director or officer has met the applicable standard of conduct set forth in Sections 9.1 or 9.2, as the case may be. Such determination must be made with respect to a person who is a director or officer at the time of such determination: (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

Section 9.4 Good Faith Defined

For purposes of any determination under Section 9.3, a person is deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 9.4 means any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 9.4 are not exclusive nor do they limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 9.1 or 9.2, as the case may be.

Section 9.5 Indemnification by a Court

Notwithstanding any contrary determination in the specific case under Section 9.3, and notwithstanding the absence of any determination thereunder, any present or former director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 9.1 and 9.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such director or officer has met the applicable standards of conduct set forth in Sections 9.1 or 9.2, as the case may be. Neither a contrary determination in the specific case under Section 9.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 9.5 must be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification will also be entitled to be paid the expense of prosecuting such application.

Section 9.6 Expenses Payable in Advance

Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding must be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 9.7 Nonexclusivity of Indemnification and Advancement of Expenses

The indemnification and advancement of expenses provided by or granted pursuant to this Article IX are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 9.1 and 9.2 must be made to the fullest extent permitted by law. The provisions of this Article IX do not preclude the indemnification of any person who is not specified in Sections 9.1 or 9.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 9.8 Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX.

Section 9.9 Certain Definitions

For purposes of this Article IX, references to “the Corporation” include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, will stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IX, references to “fines” include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

Section 9.10 Survival of Indemnification and Advancement of Expenses

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX will, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and inure to the benefit of the heirs, executors and administrators of such a person.

Section 9.11 Limitation on Indemnification

Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which will be governed by Section 9.5), the Corporation is not obligated to indemnify any present or former director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 9.12 Indemnification of Employees and Agents

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article IX to directors and officers of the Corporation.

Section 9.13 Enforceability

The provisions of this Article IX are applicable to all actions, suits or proceedings pending at the time or commenced after the adoption of this Article IX, whether arising from acts or omissions to act occurring, or based on claims asserted, before or after the adoption of this Article IX. If this Article IX or any portion hereof is invalidated on any ground by a court of competent jurisdiction, then the Corporation must nevertheless indemnify each director or officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in any judgment or settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article IX that is not invalidated and to the full extent permitted by applicable law.

ARTICLE X

AMENDMENTS

Section 10.1 Bylaw Amendments

The Board of Directors has the concurrent power with the stockholders to adopt, amend or repeal these Bylaws; provided, however, that (i) these Bylaws may not be adopted, amended or repealed by the stockholders except by the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock of the Corporation; and (ii) no Bylaw may be adopted by the stockholders which impairs or impedes the power of the Board of Directors under paragraph A of Article SEVENTH of the Certificate of Incorporation of the Corporation.

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